UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Baldwin Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Hukui Biotechnology Corporation (“Hukui”) and Genufood Energy Enzymes Corp. (the “Company”, “us” or “we”) entered into a Series C Preferred Shares Subscription Agreement dated September 23, 2020 (the “Hukui Agreement”), pursuant to which we agreed to purchase an aggregate 200,000 shares of Hukui’s Series C Preferred Stock (“Series C Preferred Shares”) at $10.00 per share, for an aggregate investment of $2,000,000.

The Hukui Agreement provided that we would purchase the Series C Preferred Shares in three tranches, through a date on or before June 30, 2022, as follows:

●	The first tranche is 80,000 Series C Preferred Shares in the amount of $800,000 (the “First Tranche Investment”), such shares having been purchased by us on December 15, 2020 (the “First Tranche Closing”);

●	The second tranche is 60,000 Series C Preferred Shares in the amount of $600,000 (the “Second Tranche Investment”), such shares having been purchased by us on June 25, 2021 (the “Second Tranche Closing”); and

●	The third tranche is 60,000 Series C Preferred Shares in the amount of $600,000 (the “Third Tranche Investment”), such shares to have been purchased on or before June 30, 2022 (the “Third Tranche Closing”).

As previously reported, an individual (the “Purchaser”), Hukui and we entered into a Stock Purchase Agreement dated as of November 17, 2021 (the “Stock Purchase Agreement”), pursuant to which we sold the 140,000 shares of Hukui’s Series C Preferred Stock that we had purchased in the First Tranche Closing and the Second Tranche Closing (the “Hukui Shares”) to the Purchaser for $350,000 in cash, or $2.50 per share. The sale of the Hukui Shares closed on November 19, 2021.

As also previously reported, we entered into the Stock Purchase Agreement to address the possibility that, as a result of our purchase of the first 80,000 of the Hukui Shares in the First Tranche Closing, as well as the 60,000 additional Hukui Shares in the Second Tranche Closing, we may have been deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). To the extent that we may have been deemed to be an investment company, we had been relying on Rule 3a-2 promulgated under the Investment Company Act, allowing us to terminate our investment company status on or before December 15, 2021, the first anniversary of our purchase of the first 80,000 of the Hukui Shares, without having to register and be regulated as an investment company.

Believing that it was not, and still is not, in the best interests of the Company and its shareholders to register and be regulated as an investment company under the Investment Company Act, Hukui and we entered into an Agreement dated as of December 17, 2021 (the “Termination Agreement”), pursuant to which our obligation to make the Third Tranche Investment was terminated and the Hukui Agreement was terminated. As a result, we have no continuing contractual obligation to make any investment in Hukui. Additionally, the possibility that we could again become an inadvertent investment company under the Investment Company Act has been removed.

Item 1.02 Termination of a Material Definitive Agreement

The Termination Agreement with Hukui, as more fully discussed in Item 1.01, “Entry into a Material Definitive Agreement”, provides, among other things, that the Hukui Agreement has been terminated. We incurred no early termination penalties in connection with the termination of the Hukui Agreement.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits.

Item	Description
10.1	Agreement dated as of December 17, 2021 by and between Genufood Energy Enzymes Corp., a Nevada corporation, and Hukui Biotechnology Corporation, an international company incorporated in Samoa

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: December 20, 2021	By:	/s/ Wen-Piao Lai
Wen-Piao Lai
President and Chief Executive Officer

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